UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2012

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Suite 2800, Tampa, Florida	33602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition.

The Company issued a press release on Monday, February 27, 2012, announcing its results for the fourth quarter and full-year ended December 31, 2011, in which it provided certain non-GAAP financial data that reflected the effects of the elimination of the results of the discontinued operations, along with a reconciliation of the non-GAAP financial data, for the third quarter and fourth quarter of 2011. The Company also provided anticipated financial results for the first quarter of 2012 and full year 2012, and anticipates issuing guidance relating to the anticipated results for the second quarter of 2012 in the future.

In an effort to provide a basis for comparative financial analysis for the first and second quarters of 2012 compared to the same periods in 2011, the Company is providing the following historical non-GAAP financial data for the first quarter and second quarter of 2011, which reflect the same adjustments, along with the reconciliation of the non-GAAP financial data as required by Regulation G (in thousands, except per share data).

	Three Months
	March 31, 2011	June 30, 2011
	(unaudited)	(unaudited)
Revenues	$299,450	$300,273
Direct salaries and related costs	(194,091)	(198,779)
General and administrative	(88,577)	(88,370)
Net gain (loss) on disposal of property and equipment	(187)	3,611
Insurance settlement	44	—
Impairment of long-lived assets	(726)	—

Income from continuing operations	15,913	16,735
Total other income (expense), net	(1,552)	(356)

Income from continuing operations before income taxes	14,361	16,379
Income taxes	(572)	(2,683)

Income from continuing operations, net of taxes	13,789	13,696
(Loss) from discontinued operations, net of taxes	(611)	(1,725)

Net income	$13,178	$11,971

Net income (loss) per share:
Basic:
Continuing operations	$0.29	$0.30
Discontinued operations	(0.01)	(0.04)

Net income (loss) per share	$0.28	$0.26

Diluted:
Continuing operations	$0.29	$0.30
Discontinued operations	(0.01)	(0.04)

Net income (loss) per share	$0.28	$0.26

Weighted average shares:
Basic	46,409	46,241

Diluted	46,577	46,293

	Three Months Ended March 31, 2011 (unaudited)

		Acquisition related Costs
	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted
Revenues	$299,450						$299,450
Direct salaries and related costs	(194,091)						(194,091)
General and administrative	(88,577)	$126	$3,058	$233			(85,160)
Net (loss) on disposal of property and equipment	(187)						(187)
Insurance settlement	44					$(44)	0
Impairment of long-lived assets	(726)					726	0

Income from continuing operations	15,913	126	3,058	233	0	682	20,012
Other income (expense), net	(1,552)						(1,552)

Income from continuing operations before taxes	14,361	126	3,058	233	0	682	18,460
Income taxes	(572)	(33)	(800)	(61)	0	(178)	(1,644)

Income from continuing operations, net of taxes	$13,789	$93	$2,258	$172	$—	$504	$16,816

Income from continuing operations, net of taxes per basic share	$0.29	$0.00	$0.05	$—	$—	$0.01	$0.35
Shares outstanding, basic	46,409	46,409	46,409	46,409	46,409	46,409	46,409
Income from continuing operations, net of taxes per diluted share	$0.29	$0.00	$0.05	$—	$—	$0.01	$0.35
Shares outstanding, diluted	46,577	46,577	46,577	46,577	46,577	46,577	46,577

		Acquisition related Costs
	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted
Revenues:
Americas	$246,535						$246,535
EMEA	52,915						52,915

Total	$299,450		$—	$—			$299,450

Operating income:
Americas	$27,708	$126	$3,058	220			$31,112
EMEA	1,067						1,067
Corporate G&A expenses	(12,180)			13			(12,167)
Insurance settlement	44					(44)	—
Impairment of long-lived assets	(726)					726	—

Income from continuing operations	15,913	126	3,058	233	0	682	20,012
Other (expense), net	(1,552)						(1,552)
Income taxes	(572)	(33)	(800)	(61)	0	(178)	(1,644)

Income from continuing operations, net of taxes	$13,789	$93	$2,258	$172	$—	$504	$16,816

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	Three Months Ended June 30, 2011 (unaudited)

		Acquisition related Costs
	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted
Revenues	$300,273						$300,273
Direct salaries and related costs	(198,779)						(198,779)
General and administrative	(88,370)	$—	$2,994	$386		$2,178	(82,812)
Net gain (loss) on disposal of property and equipment	3,611					$(3,728)	(117)
Impairment of long-lived assets							0

Income from continuing operations	16,735	0	2,994	386	0	(1,550)	18,565
Other income (expense), net	(356)						(356)

Income from continuing operations before taxes	16,379	0	2,994	386	0	(1,550)	18,209
Income taxes	(2,683)	0	(686)	(88)	0	354	(3,103)

Income from continuing operations, net of taxes	$13,696	$—	$2,308	$298	$—	$(1,196)	$15,106

Income from continuing operations, net of taxes per basic share	$0.30	$—	$0.05	$0.01	$—	$(0.03)	$0.33
Shares outstanding, basic	46,241	46,241	46,241	46,241	46,241	46,241	46,241
Income from continuing operations, net of taxes per diluted share	$0.30	$—	$0.05	$0.01	$—	$(0.03)	$0.33
Shares outstanding, diluted	46,293	46,293	46,293	46,293	46,293	46,293	46,293

		Acquisition related Costs
	SYKES + ICT Reported	ICT Severance & Consulting Engagement	ICT Depreciation and Amortization of Property & Equipment and Intangibles Write-Ups	Merger & Integration Costs	EMEA Restructuring	Other	SYKES + ICT Adjusted
Revenues:
Americas	$247,543						$247,543
EMEA	52,730						52,730

Total	$300,273		$—	$—			$300,273

Operating income:
Americas	$27,767	$—	$2,994	30			$30,791
EMEA	(1,791)	0		356			(1,435)
Corporate G&A expenses	(12,852)					2,178	(10,674)
Net gain (loss) on disposal of property and equipment	3,611					(3,728)	(117)

Income from continuing operations	16,735	0	2,994	386	0	(1,550)	18,565
Other (expense), net	(356)						(356)
Income taxes	(2,683)	0	(686)	(88)	0	354	(3,103)

Income from continuing operations, net of taxes	$13,696	$—	$2,308	$298	$—	$(1,196)	$15,106

(Remainder of page intentionally left blank.)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES INCORPORATED

By:	/s/ W. Michael Kipphut
Executive Vice President and Chief Financial Officer

Date: March 7, 2012

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